Exhibit 10.10(b).1
Amended Schedule of Participants to Form of Non-CEO Amended and Restated Change in Control Agreement

Scott A. Richardson
Thomas F. Kelly
Mark C. Murray
Chuck B. Kyrish
Ashley B. Duffie